Exhibit 99.1

Rovi Appoints John Burke as Executive Vice President and Chief Operating Officer
Broadband Industry Veteran to Lead Rovi’s Expanding Product Businesses

SANTA CLARA, Calif., March 13, 2014 — Rovi Corporation (NASDAQ: ROVI), a global leader in entertainment discovery, today announced that John Burke will join the company as executive vice president and chief operating officer effective March 18, 2014. Mr. Burke will be responsible for leading Rovi’s business groups in discovery technologies, including oversight of Product Management, Engineering, Office of the CTO, and Professional Services. Reporting directly to Rovi’s president and CEO, Tom Carson, Mr. Burke will be based out of Rovi’s Radnor office in Pennsylvania.

“John’s appointment and the creation of this executive position underscore our commitment to expand our product businesses and drive improved revenue and profitability,” said Mr. Carson. “With expertise in managing product businesses and driving the development of cloud-based solutions, as well as complementary skills in strategy, business development, and acquisition integrations, John is an ideal choice to lead Rovi’s product businesses.”

Prior to joining the Company, Mr. Burke worked at ARRIS Group, Inc., as Senior Vice President, Corporate Development & Strategy, and President, Cloud Solutions Business. Mr. Burke joined ARRIS in April 2013 through the acquisition of the Motorola Home business from Google, where he served as Senior Vice President and General Manager of the Converged Solutions business. Previously, Mr. Burke worked in various capacities at Motorola, Inc., including Senior Vice President and General Manager of Motorola’s Broadband Home Solutions from 2007 to 2010. Mr. Burke joined Motorola in 2000 with the acquisition of General Instrument Corp., where he spent 15 years in a variety of leadership positions, including Vice President and General Manager of Data & Voice CPE Solutions.

“Rovi is in a strong position to continue to fuel the transformation of entertainment with compelling solutions that disrupt the status quo and enable companies to further personalize and monetize the entertainment experience,” said Mr. Burke. “I believe Rovi has the focus and core capabilities necessary to increase its industry influence and look forward to helping Tom and the rest of the executive team take a disciplined approach to driving growth, delighting customers, and creating stockholder value.”

With a track record of strategic and operational leadership spanning over 25 years, Mr. Burke has spent his career merging business and technology strategies to achieve optimal results, improve business processes, and reduce costs in both domestic and international markets. He holds a B.S. in business administration from The Ohio State University; an MBA from St. Joseph’s University; and attended the Executive Leadership Program at Northwestern University’s Kellogg School of Business.

About Rovi Corporation
Rovi is leading the way to a more personalized entertainment experience. The company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. Rovi holds over

5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.

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Forward Looking Statements
All statements contained herein that are not statements of historical fact, including statements that use the words “will” or “is expected to,” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors are further addressed in the Company’s most recent report on Form 10-K for the period ended December 31, 2013 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

For more information, contact:
Chris Taylor
Rovi Corporation
408 562-3077
chris.d.taylor@rovicorp.com